EXHIBIT 10.1

DEBT SALE AGREEMENT

This Debt Sale Agreement (this “Agreement”) is made and dated as of November __, 2020, (the “Effective Date”), by and among Merion, Inc., a Nevada corporation having its principal address at 100 N. Barranca St., #1000 West Covina CA 91791 (the “Company”), _____, whose principal address is ______ ( “Seller”), and DW California Food Distribution LLC, a California limited liability company, having its principal address at 100 N Barranca St, #1000 West Covina, CA 91791 (“Buyer” and, collectively with Seller and the Company, the “Parties”).

RECITALS:

A. The Company is indebted to Seller for the amount as set forth in the attached Exhibit A (the “Debt”), representing the principal amount of indebtedness owed by the Company to Seller. The Debt continues to accrue interest at the rate provided in such Debt.

B. Seller wishes to transfer and assign to Buyer his right, title, and interest in and to the Debt.

C. Buyer wishes to purchase and receive such right, title, and interest in and to the Debt on the terms and conditions set forth herein.

C. Buyer has requested that Seller transfer and assign to Buyer all of his right, title, and interest in and to the Debt and Seller has agreed to transfer and assign to Buyer all of his right, title, and interest in and to the Debt, pursuant to the terms and conditions of this Agreement and without recourse, warranty, representation, or guaranty of any kind other than as specifically set forth below.

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, and each of them, intending to be legally bound, hereby agree as follows:

1. Acknowledgement of Debt. The Company hereby acknowledges and accepts the Debt as its legal obligation in the principal amounts set forth in Exhibit A, plus accrued interest.

2. Company Warranty of Debt. The Company hereby represents and warrants to Buyer that the Debt represents a valid, legal, and binding obligations of the Company, fully enforceable in the amounts set forth in Exhibit A, plus accrued interest, and that, following transfer of right, title, and interest in the Debt from Seller to Buyer pursuant to the terms hereof, the Debt shall be a valid, legally binding, and enforceable obligation of the Company to Buyer.

3. Purchase Price. The price to be paid by Buyer to Seller for the transfer of Debt is the amount set forth in Exhibit A hereto, and in accordance with the terms and conditions of this Agreement.

4. Transfer and Assignment of Debt. Seller hereby transfers and assigns to Buyer all of his right, title, and interest in the Debt in accordance with the terms and conditions of this Agreement. Following transfer to Buyer of Seller’s right, title, and interest in the Debt, the Company shall assume all Debt obligations to Buyer and the Company shall have no further obligation or owe no monies to Seller.

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5. Representation of Seller. Seller hereby represents and warrants to the Company and Buyer that, as of the Effective Date:

(a) the amount of the Debt owed by the Company to Seller is the amount set forth for such Debt in the attached Exhibit A, plus accrued interest;

(b) Seller has not previously sold, transferred, participated, or assigned to any party other than Buyer, in whole or in part, any interest in the Debt;

(c) Seller is authorized to execute this Agreement and the other documents called for herein on behalf of Seller and, assuming due authorization, execution, and delivery of this Agreement by Buyer and the Company, this Agreement will constitute a legal, valid ,and binding obligation of Seller, fully enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) execution and delivery of this Agreement by Seller and performance of its obligations hereunder will not conflict with any provision of any law or regulation to which Seller is subject, or conflict with, result in a breach of, or constitute a material default under, any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which it is bound, or any order or decree applicable to Seller , or result in the creation or imposition of any lien on any of Seller’s assets or property, in each case that would materially and adversely affect the ability of Seller to carry out the transactions contemplated by this Agreement;

(e) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery, and performance by Seller, or for compliance by Seller with this Agreement or consummation of the transactions contemplated hereby;

(f) Seller has power and authority to execute, deliver, and perform its obligations under this Agreement; and

(g) no brokerage commission is payable to any person or entity in connection with the transactions contemplated hereby;

7. Representations and Warranties of Buyer. Buyer represents and warrants to Seller and the Company that, as of the date of this Agreement:

(a) Buyer is a limited liability company duly organized and validly existing under the laws of the State of California;

(b) entry into this Agreement by Buyer has been validly and effectively approved by Buyer by appropriate limited liability company action in accordance with Buyer’s governing organizational documents and applicable law;

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(c) the individual executing this Agreement on behalf of Buyer is duly authorized to execute and deliver this Agreement and the documents called for herein on behalf of Buyer and, assuming due authorization, execution, and delivery of this Agreement by Seller and the Company, this Agreement will constitute a legal, valid ,and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) execution and delivery of this Agreement by Buyer and performance of its obligations hereunder will not conflict with any provision of any law or regulation to which Buyer is subject, or conflict with, result in a breach of, or constitute a material default under, any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound, or any order or decree applicable to Buyer, or result in the creation or imposition of any lien on any of Buyer’s assets or property;

(e) no consent, approval, authorization, or order of any court or governmental agency or body is required for the execution, delivery, and performance by Buyer or for compliance by Buyer with this Agreement or the consummation of the transactions contemplated hereby; and

(f) Buyer hereby acknowledges and agrees that it is purchasing the right, title, and interest in the Debt “as is” and that, except as specifically set forth herein, Seller has not made any representations or warranties of any kind with respect to the right, title and interest in the Debt or the Company, whether pursuant to this Agreement or otherwise.

8. Representations and Warranties of Company. The Company represents and warrants to Seller and to Buyer that, as of the date of this Agreement:

(a) Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(b) entry into this Agreement by Company has been validly and effectively approved by Company by appropriate corporate action in accordance with Company’s governing organizational documents and applicable law;

(c) the individual executing this Agreement on behalf of Company is duly authorized to execute and deliver this Agreement and, assuming due authorization, execution, and delivery of this Agreement by

Seller and Buyer, this Agreement will constitute a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) execution and delivery of this Agreement by Company and performance of its obligations hereunder will not conflict with any provision of any law or regulation to which Company is subject, or conflict with, result in a breach of, or constitute a material default under, any of the terms, conditions or provisions of any agreement or instrument to which Company is a party or by which it is bound, or any order or decree applicable to Company, or result in the creation or imposition of any lien on any of Company’s assets or property; and

(e) no consent, approval, authorization, or order of any court or governmental agency or body is required for the execution, delivery, and performance by Company or for compliance by Company with this Agreement or the consummation of the transactions contemplated hereby.

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9. Other Documentation. Each of the Parties shall from time to time, upon the reasonable request of another Party, execute any and all additional documents or other instruments that may be necessary,   and as reasonably requested, to more fully transfer the right, title, and interest in the Debt from the Seller to Buyer.

10. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile, hand delivery, or overnight delivery service at the appropriate addresses set forth in the first paragraph hereof or to such other address as may be hereafter specified by written notice by the respective Parties. Notice shall be considered given as of the date of the facsimile upon confirmation of transmission, or hand delivery, or one (1) business day after delivery by overnight delivery service. If notice is tendered pursuant to the provisions of this paragraph and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

11. Waivers. No waiver or indulgence by any Party at any time and from time to time shall constitute a future waiver of performance or exact performance by such Party unless specifically so expressed by such Party in writing.

12. No Third Party Beneficiary Rights. No person that is not a party to this Agreement shall have any benefit or any third-party beneficiary rights as a result of this Agreement.

13. Assignment. Without consent of the Parties, no Party shall be permitted to assign its rights with respect to this Agreement to a third party.

15. Binding Obligation. This Agreement shall be binding upon the Parties hereto and their successors and permitted assigns.

16. Final Agreement. This Agreement contains the final and entire agreement and understanding of the Parties with respect to the matters addressed herein, and any terms and conditions not set forth in this Agreement are not a part of this Agreement and any understanding of the Parties.

17. Amendment. This Agreement may be amended or altered only in writing signed by the Parties.

18. Choice of Law. The laws of the State of California (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the Parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events that resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

19. Consent to Jurisdiction. Each of the Parties hereby consents to non-exclusive personal jurisdiction in Los Angeles County, California, and the federal courts in the Central District of California in connection with any action arising out of this Agreement.

20. Invalidity of any Part. If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

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21. Time. Time is of the essence with respect to this Agreement and the terms and conditions hereof.

22. Execution in Counterparts and Via Facsimile or PDF. This Agreement may be executed and delivered in counterparts, and signed counterparts may be delivered via facsimile or PDF, with all executed counterparts delivered via facsimile or PDF to be deemed to have the same force and effect as if bearing original signatures.

23. Waiver of Trial by Jury. The Parties hereto, and each of them, hereby waive any right to trial by jury. Any suit, action or proceeding, whether claim or counterclaim, brought or instituted by or against any Party hereto or any successor or assign of any Party on or with respect to this Agreement or which in any way relates, directly or indirectly, to the sale of the Debts or any event, transaction, or occurrence arising out of or in any way connected with the sale of the Debts or the dealings of the Parties with respect thereto, shall be tried only by a court and not by a jury.

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IN WITNESS WHEREOF, this Agreement is executed under seal and is effective on the date first above written.

the Company: Merion, Inc.

/s/ Dinghua Wang

By: Dinghua Wang

Its: CEO

Buyer: DW California Food Distribution LLC.

/s/ Dinghua Wang

By: Dinghua Wang

Its: CEO

Seller:

/s/______________________________

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EXHIBIT A

Name	Debt in Principal Amount	Address
SUSS Technology Corporation	$1,000,000
Lin Yun Da	$1,480,000 + $176,997.26 (interest) = $1,656,997.26
Vickie Ho	$95,000
Huan Xia Xu	$30,000
Xun Wang	$30,000 + $13,117.80 (interest) = $43,117.80
Xu Han Yang	$180,748.75
Shun Pooi Lam	$50,000
Lee Mew Get	$20,000 + $5,375.34 (interest) = $25,375.34
Yuling Wei	$50,000
Chun Yan Xu	$308,090.58

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